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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 August 24, 1999
                Date of Report (Date of earliest event reported)


                              REVENGE MARINE, INC.
             (Exact name of registrant as specified in its charter)


         NEVADA                      000-25003                  36-3051776
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
     of Incorporation)                                      Identification No.)

                               2051 NW 11TH STREET
                              MIAMI, FLORIDA 33125
          (Address of principal executive offices, including zip code)


                                 (305) 643-0334
              (Registrant's telephone number, including area code)


                                 Not applicable
         (Former name or former address, if changed since last report)


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Item 5.   Other Events.

SALE OF THE EGRET AND BLACKFIN ASSETS

          Revenge Marine, Inc., a Nevada corporation ("Revenge") Revenge Marine, Inc. (a Nevada Corporation) and its wholly owned subsidiary Revenge Marine, Inc. (a Delaware Corporation) each having its principal place of business at 2051 N.W. 11th Street, Miami, Florida 33125 (collectively, "Revenge") and FINOVA Capital Corporation ("FINOVA")entered into a certain Loan and Security Agreement dated October 23, 1998 and that certain amendment thereto dated as of March 17, 1999 (collectively, the "Security Agreement"). Pursuant to the Security Agreement, FINOVA made loans to Revenge, the outstanding balance of which was $2,041,500 on August 24, 1999 (the "Obligations"), that were secured by a security interest in all of the assets of Revenge.

         Revenge was in default under the Security Agreement on multiple occasions, including non-payment of principal beginning on January 1, 1999 and non-payment of interest and principal on July 1, 1999. In August, 1999, Revenge consented to the peaceful possession by FINOVA of most of the assets of Revenge. Pursuant to its rights under the Security Agreement, FINOVA arranged for a sale of the substantial bulk of the Revenge Assets to two purchasers.

         On August 24, 1999, Revenge and FINOVA consummated two transactions in which the bulk of the Revenge assets were conveyed to purchasers who assumed and/or repaid the Obligations. The assets of Egret Boat Company, which include the molds and equipment necessary to manufacture the line of Egret boats were sold to Consolidated Yacht Corporation for the sum of $550,000 payable to FINOVA toward the Obligations. Consolidated Yacht Corporation financed the $550,000 purchase price by borrowing the same from FINOVA under a separate Loan and Security Agreement. Consolidated Yacht Corporation is controlled by its majority stockholder James Gardiner. James Gardiner is a director, officer and 10% or greater shareholder of Revenge.

         The assets required to manufacture the Blackfin line of boats, including the molds and tooling related thereto, were sold to HSPC Acquisition Corp. for $1,650,000, payable to FINOVA toward the Obligations("Blackfin Purchase Price"). The Blackfin Purchase Price was tendered in cash of $150,000 and promissory notes payable to FINOVA in the amount of $1,500,000. The promissory notes are governed by a separate Loan and Security Agreement between FINOVA and HSPC Acquisition Corp.

SALE OF THE CONSOLIDATED MARINE ASSETS TO CONSOLIDATED YACHT CORPORATION

         The assets of Revenge known as the Consolidated Marine assets which were purchased from Consolidated Yacht Corporation in June and August of 1998 and used in the repair and refurbishing of yachts, were sold back to Consolidated Yacht Corporation in a transaction which was effective as of June 30, 1999 but which was subject to the condition subsequent of the satisfaction of the Obligations to FINOVA which occurred on August 24, 1999.

         Officer, Director and greater than 10% shareholder of Revenge, James Gardiner, is the controlling shareholder of Consolidated Yacht Corporation("CYC"). Under the agreement with CYC, James Gardiner agrees to cancel all existing indebtedness owed to him by Revenge and return all but 400,000 shares of common stock in Revenge held by him to treasury. Gardiner has also agreed to assume liabilities of Revenge concerning the lease with


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Miami River Partners, dated July, 1999. Revenge has agreed to fully vest all of
James Gardiner's stock options in Revenge.

LETTER OF INTENT WITH REELFISHING.COM

         On August 24, 1999, Revenge entered into a letter of intent ("LOI")with Reel Fishing Corporation ("Reelfishing"), a Delaware corporation, concerning a merger between Revenge and Reelfishing. Under the terms of the LOI, Revenge would acquire all of the issued and outstanding shares of Reelfishing in exchange for (1) a loan of $250,000 and (2) 65% of the capital stock of Revenge. There are a number of conditions to the merger, including the funding of a loan of $250,000 from Revenge to Reelfishing. Under the LOI, Revenge was to have made the loan to Reelfishing on or before September 7, 1999. To date, the loan has not yet been made.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  Exhibits.


    Exhibit No.                      Description
    -----------                      -----------

         2.1 Collateral Sale Agreement between Revenge Marine, Inc., FINOVA Capital Corporation and HSPC Acquisition Corporation, a Florida Corporation, dated August 24, 1999.

         2.2 Collateral Sale Agreement between Revenge Marine, Inc., FINOVA Capital Corporation and Consolidated Yacht Corporation, a Florida Corporation, dated August 24, 1999.

         2.3 Asset Purchase Agreement between Revenge Marine, Inc. and Consolidated Yacht Corporation, a Florida Corporation, dated June 30, 1999.

         2.4 Letter of Intent between Revenge Marine, Inc. and Reel Fishing Corporation, a Delaware corporation, dated August 24, 1999.












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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        REVENGE MARINE, INC.

Dated:  September 9, 1999               By:  /s/ William C. Robinson
                                            ---------------------------------
                                            William C. Robinson
                                            President








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                                 EXHIBIT INDEX




     Exhibit No.                       Description
     -----------                       -----------


         2.1 Collateral Sale Agreement between Revenge Marine, Inc., FINOVA Capital Corporation and HSPC Acquisition Corporation, a Florida Corporation, dated August 24, 1999.

         2.2 Collateral Sale Agreement between Revenge Marine, Inc., FINOVA Capital Corporation and Consolidated Yacht Corporation, a Florida Corporation, dated August 24, 1999.

         2.3 Asset Purchase Agreement between Revenge Marine, Inc. and Consolidated Yacht Corporation, a Florida Corporation, dated June 30, 1999.

         2.4 Letter of Intent between Revenge Marine, Inc. and Reel Fishing Corporation, a Delaware corporation, dated August 24, 1999.
















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